EXHIBIT 21

                   LIST OF SUBSIDIARIES OF PRESIDENTIAL REALTY
                       CORPORATION AS OF DECEMBER 31, 2003

      (1) PDL, Inc. organized under the laws of the State of Delaware, which carries on business under its own name.

      (2) Presidential Realty of Iowa, Incorporated, organized under the laws of the State of Iowa, which carries on business under its own name.

      (3) Presidential Continental Gardens Corp., organized under the laws of the State of Florida, which carries on business under its own name.

      (4) Fairlawn Gardens Corp., organized under the laws of the State of West Virginia, which carries on business under its own name.

      (5) Presidential Farrington Corp., organized under the laws of the State of Florida, which carries on business under its own name.

      (6) Presidential Preston Lake Corp., organized under the laws of the State of Georgia, which carries on business under its own name.

      (7) Presidential Matmor Corp., organized under the laws of the State of Delaware, which carries on business under its own name.